                            CONFIDENTIAL INSTRUCTIONS
                                       FOR
                 TENDER OFFER FOR OUTSTANDING SHARES OF CLASS A
                COMMON STOCK OF TRAVELERS PROPERTY CASUALTY CORP.
                 HELD IN THE TRAVELERS GROUP 401(k) SAVINGS PLAN

               ---------------------------------------------------

                         THE OFFER WILL EXPIRE AT 12:00
                   MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY,
                  APRIL 19, 2000 UNLESS THE OFFER IS EXTENDED.

               ---------------------------------------------------

                          NOTICE TO PARTICIPANTS IN THE
                       TRAVELERS GROUP 401(k) SAVINGS PLAN

Dear Plan Participant:

     Enclosed is a copy of the Offer to Purchase, dated March 23, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), and an Instruction Form relating to the Offer by The Travelers Insurance Group Inc., an indirect wholly owned subsidiary of Citigroup Inc. (the "Offeror"), to purchase all the outstanding shares of Class A common stock (the "Shares") of Travelers Property Casualty Corp. at a price of $41.50 per Share, net to the seller in cash, without interest thereon (as described in the Offer). You should read the Offer materials carefully before completing the enclosed Instruction Form relating to the units of the Travelers Property Casualty Corp. Common Stock Fund held in your account under the Travelers Group 401(k) Savings Plan (the "Savings Plan").

TRAVELERS PROPERTY CASUALTY CORP. COMMON STOCK FUND

     The Shares held in the Savings Plan are held in a common stock fund (the "Common Stock Fund") that is invested primarily in Shares. A portion of the Common Stock Fund is invested in cash and/or cash equivalents for the purpose of maintaining the liquidity of the Common Stock Fund. Your investment in the Common Stock Fund is expressed in units (the "Units"). There are more Units credited to participants' accounts under the Savings Plan than there are Shares held in the Savings Plan because the Units allocated to your Savings Plan account consist of both Shares and cash/cash equivalents. Accordingly, the cash credited to your account as a result of providing instructions to the Trustee will be less than $41.50 per Unit. Similarly, with respect to the proposed merger transaction that will take place after the completion of the Offer, any cash credited to your account for Shares attributable to Units will be less than $41.50 per Unit.

     If you hold Shares outside of the Savings Plan, you will also receive, in a separate mailing, a Letter of Transmittal relating to those Shares held outside the Savings Plan. In order for all Shares owned by you outside the Savings Plan to be tendered in accordance with your direction, the Letter of Transmittal for the Shares held by you outside the Savings Plan will need to be signed and returned to Citibank, N.A., the Depositary in connection with the Offer. IN ORDER FOR ALL SHARES ATTRIBUTABLE TO UNITS ALLOCATED TO YOU UNDER THE SAVINGS PLAN TO BE TENDERED IN ACCORDANCE WITH YOUR DIRECTION, THE ENCLOSED INSTRUCTION FORM WILL NEED TO BE SIGNED AND RETURNED TO STATE STREET BANK & TRUST CO. ("STATE STREET"), THE CUSTODIAN IN CONNECTION WITH THE SAVINGS PLAN (THE "CUSTODIAN"), WHO WILL TABULATE YOUR INSTRUCTIONS.

INSTRUCTIONS TO THE TRUSTEE

     State Street, as custodian for Citibank, N.A., the trustee of the Savings Plan (the "Trustee"), holds Shares in the Common Stock Fund for the benefit of Savings Plan participants. Only the Trustee can tender the Shares held by the Common Stock Fund for the Savings Plan. However, under the terms of the Savings Plan, you may instruct the Trustee how to tender the Shares attributable to Units allocated to your Savings Plan account in the Offer. To preserve confidentiality, the Custodian will collect your instructions and will transmit to the Trustee one instruction representing the total of all Shares attributable to Units in the Savings Plan with respect to which tender instructions have been received. The enclosed Instruction Form is designed to permit you to instruct the Custodian to instruct the Trustee on how to tender the Shares attributable to Units allocated to your Savings Plan account in the Offer.

     You may instruct the Custodian to instruct the Trustee to tender all or a percentage of the Shares attributable to Units held in your Savings Plan account. You may also instruct the Custodian to instruct the Trustee not to tender any of the Shares attributable to Units held in your Savings Plan account. IF YOU DO NOT COMPLETE THE ENCLOSED INSTRUCTION FORM OR RETURN IT ON A TIMELY BASIS, THE CUSTODIAN WILL INSTRUCT THE TRUSTEE NOT TO TENDER ANY SHARES ATTRIBUTABLE TO UNITS ALLOCATED TO YOUR SAVINGS PLAN ACCOUNT. THE TRUSTEE WILL ONLY TENDER THOSE SHARES FOR WHICH IT RECEIVES INSTRUCTIONS FROM PARTICIPANTS IN THE SAVINGS PLAN.

     Please note that a tender of Shares attributable to Units allocated to your Savings Plan account can be made only by the Trustee as the holder of record. DO NOT COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL; IT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY SHARES ATTRIBUTABLE TO UNITS ALLOCATED TO YOUR SAVINGS PLAN ACCOUNT. If you wish to direct the Custodian to instruct the Trustee concerning the tender of the Shares attributable to Units allocated to your Savings Plan account, you must complete and return the enclosed Instruction Form. You should be aware, in the event you do not tender the Shares attributable to Units allocated to your account in the Savings Plan, the Offeror has announced its intention, upon completion of the Offer, to acquire any Shares (including those in the Common Stock Fund) not purchased in the Offer in a subsequent merger transaction on the same terms as the Offer.

     Neither the Custodian nor the Trustee makes any recommendation as to whether to direct the tender of Shares attributable to Units or whether to refrain from directing the tender of such Shares. You must make your own decision on these matters.

     If you have questions about the terms and conditions of the Offer, please contact the Information Agent for the Offer, Innisfree M&A Incorporated at
(888) 750-5835 (call toll free) or (212) 750-5833 (call collect).

TENDER DEADLINE

     In order to ensure that your instructions to the Trustee will be followed, you must complete, sign and date the enclosed Instruction Form so that it can be received by State Street for tabulation no later than 12:00 midnight, New York City time, on Thursday, April 13, 2000. This date is four business days prior to the expiration of the Offer which is scheduled to expire at 12:00 midnight New York City time, on Wednesday, April 19, 2000. If the expiration of the Offer is extended beyond its scheduled expiration date, the time by which the Custodian must receive your instruction will be extended automatically until four business days prior to the extended expiration date. Please return the Instruction Form in the enclosed envelope. Do not send the Instruction Form to Travelers Property Casualty Corp. or to Citibank, N.A.

WITHDRAWAL RIGHTS

     Except as otherwise provided in the following sentence and the Offer, your direction will be deemed irrevocable. Your direction may be withdrawn at any time on or prior to 12:00 midnight New York City time, on Thursday, April 13, 2000. This date is four business days prior to the expiration of the Offer which is scheduled to expire at 12:00 midnight New York City time, on Wednesday, April 19, 2000. If the expiration of the Offer is extended beyond its scheduled expiration date, the time by which you may withdraw such instruction will be extended automatically until four business days prior to the extended expiration date. To revoke your instructions to tender Shares attributable to Units, you must send a statement to the Custodian that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security number under your signature. The statement must be sent by regular mail to the following address: State Street Bank & Trust Co., P.O. Box 1997GPO, New York, New York 10116-1997.

     You must obtain new a Instruction Form by calling 1-800-881-3938, entering your social security number and personal identification number at the prompt and pressing Option #1 for the 401(k) Savings Plan. After you receive a new Instruction Form, you must complete, sign and return the new Instruction Form in the enclosed envelope accompanying such form. The new Instruction Form must be received by State Street for tabulation no later than 12:00 midnight, New York City time, on Thursday, April 13, 2000, unless the Offer is extended.

CONFIDENTIALITY

     YOUR INSTRUCTIONS ARE COMPLETELY CONFIDENTIAL. Under no circumstances will the Custodian or the Trustee, or any of their agents (including Citibank, N.A., as the Depositary), disclose to Travelers Property Casualty Corp. or any other party whether or not you tender the Shares attributable to Units allocated to your Savings Plan account in the Offer.

                                       Sincerely,


                                       State Street Bank & Trust Co.
                                       Custodian for Citibank, N.A., Trustee

                                INSTRUCTION FORM
                RE: TRAVELERS PROPERTY GROUP 401(k) SAVINGS PLAN
                              (THE "SAVINGS PLAN")

To State Street Bank & Trust Co.:

     I am a participant in the above Savings Plan and, as such, I received a copy of the Offer to Purchase, dated March 23, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to the Offer by The Travelers Insurance Group Inc., an indirect wholly owned subsidiary of Citigroup Inc., to purchase all the outstanding shares of Class A common stock (the "Shares") of Travelers Property Casualty Corp., at a price of $41.50 per Share, net to the seller in cash, without interest thereon (as described in the Offer), including those Shares held in the Travelers Property Casualty Common Stock Fund of the Savings Plan (the "Savings Plan"), and forming a portion of the Units credited to my Savings Plan account.

     I hereby direct you to:

     [ ] Tender all Shares attributable to Units held in my account.

     [ ] Tender only ___% (insert number in whole percents) of such Shares attributable to Units held in my account.

     [ ] Do not tender any such Shares attributable to Units held in my account.

                                  Name:
                                       -----------------------------------------
                                                    (Please Print)

                                  ----------------------------------------------
                                            (Signature of Participant)

                                  Address:
                                          --------------------------------------


                                  ----------------------------------------------
                                               (Include Zip Code)


                                  ----------------------------------------------
                                            (Taxpayer Identification or
                                              Social Security Number)


                                  ----------------------------------------------
                                                      (Date)

                PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM
                        PROMPTLY IN THE ENVELOPE PROVIDED

                      THE INSTRUCTION FORM MUST BE RECEIVED
                NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME,
                 ON APRIL 13, 2000 UNLESS THE OFFER IS EXTENDED